EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration No. 333-193930, and Registration No. 333-269636) of Napco Security Technologies, Inc. and Subsidiaries, of our report dated September 8, 2023, relating to the consolidated financial statements, which appear in this Annual Report on Form 10-K for the year ended June 30, 2025.

/s/ BAKER TILLY US, LLP

New York, New York

August 25, 2025

E-20